SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRIFFIN LAND & NURSERIES, INC.

           GAMCO ASSET MANAGEMENT INC.
                       8/13/07              500            33.3300
           GABELLI SECURITIES, INC.
               GABELLI ASSOCIATES FUND II
                       8/08/07              171            32.5458
           GABELLI FUNDS, LLC.
               GABELLI EQUITY INCOME FUND
                       8/24/07            1,200            34.9469
               GABELLI CAPITAL ASSET FUND
                       8/24/07              100            34.9469
                       8/22/07              300            34.6633
               GABELLI ABC FUND
                       9/21/07           70,900-           37.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.